Exhibit 99.1

Sequential Brands Group Announces Closing of Jessica Simpson Brand Acquisition

NEW YORK – April 8, 2015 – Sequential Brands Group, Inc. (NASDAQ:SQBG) (“Sequential” or the “Company”) announced today that it has closed the acquisition of the Jessica Simpson brand. The Company has acquired a majority interest in the brand, including the Jessica Simpson Collection master license and other rights.

Founded in 2005, the Jessica Simpson Collection is a signature lifestyle concept inspired by and designed in collaboration with Jessica Simpson. The growing brand offers 31 product categories including footwear, apparel, fragrance, fashion accessories, maternity apparel, girls clothing and a home line. The brand is supported by nearly 20 best-in-class licensees and has strong department store distribution through Dillard’s, Macy’s, Belk, Lord & Taylor and Nordstrom, among other independent retailers. Annual retail sales for the brand are approximately $1 Billion.

Financing for the acquisition was provided by Bank of America and GSO Capital Partners LP, an affiliate of Blackstone Group.

The Company is projecting forward 12-month royalty revenues of $88.0 - $90.0 million and $53.5 - $55.0 million of Adjusted EBITDA from the Company’s total brand portfolio.

The Company has in excess of $250 million of aggregate contractual guaranteed minimum royalties under its existing licenses as of the close of this transaction.

For the Fiscal Year 2015, the Company is increasing projected revenue to $78.0 – $81.0 million and increasing projected Adjusted EBITDA to $48.5 - $50.5 million.

ABOUT SEQUENTIAL BRANDS GROUP, INC.

Sequential Brands Group, Inc. (Nasdaq:SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the fashion, active, and lifestyle categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential's website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company's actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," the negatives thereof, variations thereon and similar expressions.  Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) changes in the Company's competitive position or competitive actions by other companies; (iv) the Company's ability to maintain strong relationships with its licensees and retail partners; (v) the Company's ability to retain key personnel; (vi) the Company's ability to achieve and/or manage growth and to meet target metrics associated with such growth; (vii) the Company's ability to successfully attract new brands; (viii) the Company's ability to identify suitable targets for acquisitions; (ix) the Company's ability to obtain financing for the acquisitions on commercially reasonable terms; (x) the Company's substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company's future cash flows, results of operations and financial condition and decrease its operating flexibility; (xi) the Company's ability to integrate successfully the new acquisitions into its ongoing business; (xii) the Company's ability to achieve the anticipated results of these and other potential acquisitions; (xiii) the Company's largest stockholders control a significant percentage of the Company's common stock and appointed two members to the Company's board of directors, which may enable them to exert influence over corporate transactions and matters affecting the rights of the Company's stockholders; (xiv) the Company's ability to comply with government regulations; (xv) changes in laws or regulations or policies of federal and state regulators and agencies; and (xvi) other circumstances beyond the Company's control. Refer to section entitled "Risk Factors" set forth in the Company's Annual Reports on Form 10-K and the Company’s Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect our business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures:

See reconciiliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. GAAP. Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance in accordance with U.S. GAAP.

CONTACT:

For media inquiries:

Jaime Cassavechia

212-518-4771 x108

jcassavechia@sbg-ny.com

For Investor Relations Inquiries

Gary Klein, Chief Financial Officer

646-564-2577

gklein@sbg-ny.com

Non-GAAP Financial Measure Reconciliation
(in thousands, except per share data)

	(Unaudited)
	Projected Next Twelve Months Post Closing (a)		Year ending December 31, 2015
	High	Low	High	Low
GAAP net income	$14,067	$13,092	$12,992	$11,692

Adjustments:
Interest expense, net	22,333	22,333	19,604	19,604
Depreciation and amortization	1,840	1,840	1,724	1,724
Taxes	7,576	7,051	6,996	6,296
Estimated deal costs and other (b)	3,500	3,500	3,500	3,500
Non-cash compensation - performance based awards (c)	3,434	3,434	3,434	3,434
Non-cash compensation - restricted stock (d)	2,250	2,250	2,250	2,250
	40,933	40,408	37,508	36,808

Adjusted EBITDA (1)	$55,000	$53,500	$50,500	$48,500

	(Unaudited)		(Unaudited)
	Projected Next Twelve Months Post Closing (a)		Year ending December 31, 2015
	High	Low	High	Low

GAAP net income	$14,067	$13,092	$12,992	$11,692

Adjustments:
Estimated deal costs and other (b)	3,500	3,500	3,500	3,500
Tax effect of above items	(1,225)	(1,225)	(1,225)	(1,225)
Total non-GAAP adjustments	2,275	2,275	2,275	2,275

Non-GAAP net income (2)	$16,342	$15,367	$15,267	$13,967

	(Unaudited)		(Unaudited)
	Projected Next Twelve Months Post Closing (a)		Year ending December 31, 2015
DILUTED EPS:	High	Low	High	Low

GAAP earnings per share	$0.34	$0.32	$0.32	$0.29

Adjustments:
Estimated deal costs and other (b)	0.08	0.08	0.08	0.08
Tax effect of above items	(0.03)	(0.03)	(0.03)	(0.03)
Total non-GAAP adjustments	$0.05	$0.05	$0.05	$0.05

Non-GAAP earnings per share (2)	$0.39	$0.37	$0.37	$0.34

RECONCILIATION OF TWELVE MONTH FORWARD GUIDANCE ADJUSTMENT:	High	Low	High	Low
2015 EPS Guidance provided on November 6, 2014	$0.38	$0.35	$0.38	$0.35
Full Year accretion of acquisition	0.06	0.06	0.04	0.04
Projected Next Twelve Months Post Closing EPS	$0.44	$0.41	$0.42	$0.39
Non-cash compensation - performance based awards (c)	(0.05)	(0.05)	(0.05)	(0.05)
Projected Next Twelve Months Post Closing EPS - including Performance Based Awards (3)	$0.39	$0.37	$0.37	$0.34

(1)	Adjusted EBITDA is defined as net income, excluding interest expense, taxes, depreciation and amortization, and excluding estimated deal costs and other and non-cash compensation. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(2)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income excluding estimated deal costs and other. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis.

(3)	Amounts may not foot due to rounding.

(a)	Projected next twelve months after the closing date of the acquisition.
(b)	Represents deal and other one-time costs related to the Company's acquisition transactions primarily related to legal, advisory and accounting costs that are not representative of the Company's day-to-day licensing business.
(c)	Represents non-cash expenses related to (1) 210,500 performance based awards granted under the Company's 2013 Stock Incentive Compensation Plan and (2) 153,389 performance based awards for the 2015 portion granted under the Company's 2013 Stock Incentive Compensation Plan which the Company anticipates will be earned in 2015. Excludes (1) future mark-to-market adjustments to non-cash compensation provided to consultants for performance based awards and (2) 195,444 performance based awards which the Company does not anticipate will be earned at this time.
(d)	Excludes future mark-to-market adjustments to non-cash compensation provided to consultants.